March 27, 2007

Sky Harvest Windpower Corp.
617 – 666 Burrard Street
Vancouver, British Columbia
Canada, V6C 3P6

Dear Sirs:

RE:	Acquisition of Sky Harvest Windpower Corp. ("Sky Harvest")
by Keewatin Windpower Corp. (“Keewatin”)

          WHEREAS Sky Harvest holds the rights to construct a wind power facility on approximately 8,500 acres of land located in southwestern Saskatchewan. Sky Harvest has completed a wind resource assessment on the property that demonstrates that the potential wind resource greatly exceeds the minimum capacity factor necessary to justify the planning and construction of a 150 megawatt wind power project. The assessment was completed by Phoenix Engineering Inc. of Calgary, Alberta.

          AND WHEREAS Golder Associates Ltd, also of Calgary, is now in the process of completing the necessary environmental assessment and permitting of the property.

          AND WHEREAS Sky Harvest has also commenced initial discussions regarding the potential sale of electricity that would be generated by a wind power facility.

          AND WHEREAS Keewatin wishes to acquire all of the issued and outstanding share capital of Sky Harvest on the proposed terms and conditions, as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1.

In order to acquire a 100% interest in Sky Harvest, Keewatin agrees to issue a total of 17,343,516 restricted shares of common stock to the shareholders of Sky Harvest, equating to 1.5 shares of common stock in the capital of Keewatin for every currently issued common share of Sky Harvest.

2.	The acquisition will be subject to the following:

	(a)	Sky Harvest completing an audit of its financial statements;

	(b)	Keewatin changing its name to "Sky Harvest Windpower Corp."; and

409 Granville Street, Suite 603, Vancouver, BC, Canada, V6C 1T2

	(c)	Shareholders of both companies approving the acquisition agreement.

3.	As the directors of Keewatin are also directors and principal shareholders of Sky Harvest, they will abstain from voting their shares in respect of the transaction.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

409 Granville Street, Suite 603, Vancouver, BC, Canada, V6C 1T2